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                                                                     EXHIBIT 4.1



                      SECOND AMENDMENT TO CREDIT AGREEMENT


         THIS SECOND AMENDMENT TO CREDIT AGREEMENT effective as of October 5, 2000 (this "Amendment"), by and among THE DIXIE GROUP, INC., a Tennessee corporation (the "Borrower"), SUNTRUST BANK, formerly known as SunTrust Bank, Atlanta, a Georgia banking corporation ("SunTrust"), the other banks and lending institutions listed on the signature pages hereof, and any assignees of SunTrust or such other banks and lending institutions which become "Lenders" as provided herein (SunTrust, and such other banks, lending institutions, and assignees referred to collectively as "Lenders"), SUNTRUST BANK, as administrative agent for the Lenders (in such capacity, the "Administrative Agent") and BANK OF AMERICA, N.A., formerly known as Nationsbank, N.A., as documentation agent for the Lenders (in such capacity, the "Documentation Agent").

                                   WITNESSETH:

         WHEREAS, Borrower, the Lenders, the Administrative Agent and the Documentation Agent are parties to that certain Credit Agreement, dated as of March 31, 1998, as amended by that certain First Amendment to Credit Agreement, effective December 26, 1998 (as amended or modified, the "Agreement");

         WHEREAS, Borrower, the Lenders, the Administrative Agent and the Documentation Agent have agreed to make certain modifications to the Agreement subject to the terms, conditions and requirements set forth in this Amendment.

         NOW THEREFORE, in consideration of the terms and conditions contained herein, the parties hereto, intending to be legally bound, hereby amend the Agreement as follows:

                         A. AMENDMENTS TO THE AGREEMENT

         1. Section 7.07(b) of the Agreement is hereby amended by replacing such subsection in its entirety with the following:

         (b)      Quarterly and Monthly Financial Statements.

                  (i) As soon as available and in any event within 50 days after the end of each fiscal quarter of Borrower (other than the fourth fiscal quarter), balance sheets of the Consolidated Companies as at the end of such quarter presented on a consolidated and a consolidating basis and the related statements of income, shareholders' equity, and cash flows of the Consolidated Companies for such fiscal quarter and for the portion of Borrower's fiscal year ended at the end of such quarter, presented on a consolidated and a consolidating basis setting forth in each case in

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         comparative form the figures for the corresponding quarter and the corresponding portion of Borrower's previous fiscal year, all in reasonable detail and certified by a Financial Officer of Borrower that such financial statements fairly present in all material respects the financial condition of the Consolidated Companies as at the end of such fiscal quarter on a consolidated and consolidating basis, and the results of operations and statements of cash flows of the Consolidated Companies for such fiscal quarter and such portion of Borrower's fiscal year, in accordance with GAAP consistently applied (subject to normal year-end audit adjustments and the absence of certain footnotes); provided, however, that this subsection (b)(i) shall be deemed satisfied by the delivery of Borrower's Quarterly Report on Form 10Q as filed with the Securities Exchange Commission delivered in the time allotted above;

                  (ii) As soon as available and in any event within 45 days after the end of each fiscal month of Borrower, balance sheets of the Consolidated Companies as at the end of such month presented on a consolidated and a consolidating basis and the related statements of income, shareholders' equity, and cash flows of the Consolidated Companies for such fiscal month and for the portion of Borrower's fiscal year ended at the end of such month, presented on a consolidated and a consolidating basis setting forth in each case in comparative form the figures for the corresponding month and the corresponding portion of Borrower's previous fiscal year, all in reasonable detail and certified by a Financial Officer of Borrower that such financial statements fairly present in all material respects the financial condition of the Consolidated Companies as at the end of such fiscal month on a consolidated and consolidating basis, and the results of operations and statements of cash flows of the Consolidated Companies for such fiscal month and such portion of Borrower's fiscal year, in accordance with GAAP consistently applied (subject to normal year-end audit adjustments and the absence of certain footnotes);

         2.       Section 8.11 of the Agreement is hereby amended as follows:

                  A. Subsection (a) is hereby amended by replacing such subsection in its entirety with the following:

                           (a) Senior Funded Debt to EBITDA. Its ratio of Senior Funded Debt to EBITDA as of the last day of any fiscal month of the Borrower to be greater than 3.00 to 1.00, calculated, in the case of EBITDA, for the preceding twelve fiscal months ending on such date.

                  B.       Each reference to "fiscal quarter" in Subsections
(b), (c) and (d) shall be replaced with a reference to "fiscal month".


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                                    B. WAIVER

         Borrower has informed the Lenders that as of September 30, 2000, the Interest Coverage Ratio is not anticipated to be not greater than 1.75 to 1.0, as required by Section 8.11(b) of the Credit Agreement. Lenders hereby waive any Event of Default that has arisen as a result of Borrower's failure to comply with Section 8.11 of the Credit Agreement for the fiscal quarter ending on or about September 30, 2000. This waiver is limited solely to the matters stated above and shall not be deemed to waive or amend any other provision of the Credit Agreement and shall not serve as a waiver or amendment of any other matter prohibited by the terms and conditions of the Credit Agreement. As amended hereby, all terms of the Credit Agreement shall remain in full force and effect and constitute the legal, valid, binding and enforceable obligations of the Borrower to the Lenders.

                                C. MISCELLANEOUS

         3. Representations and Warranties. The Borrower hereby represents and warrants to the Lenders and the Administrative Agent that:

         (A) the execution, delivery and performance of this Amendment (i) is within its corporate power; (ii) has been duly authorized by all necessary corporate action and shareholder action; (iii) does not conflict with, or result in the breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of its properties or assets or the properties and assets of any of its Subsidiaries pursuant to, the charter or articles of organization or similar document, or By-Laws or operating agreement or similar document of the Borrower, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Borrower is subject and (iv) does not require the consent, permission, authorization, order or license of any governmental authority or Person;

         (B) this Amendment has been duly executed and delivered for the benefit of or on behalf of the Borrower and constitutes a legal, valid and binding obligation of Borrower, enforceable against the Borrower in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights and remedies in general; and

         (C) after giving effect to this Amendment, all representations and warranties set forth in Article VI of the Agreement are true and correct in all material respects and no Default or Event of Default has occurred and is continuing as of the date hereof.

         4. Survival. Except as expressly provided herein, the Agreement shall continue in full force and effect, and the unamended terms and conditions of the Agreement are expressly incorporated herein and ratified and confirmed in all respects. This Amendment


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is not intended to be or to create, nor shall it be construed as, a novation or an accord and satisfaction.

         5. Effect of Amendment. From and after the date hereof, references to the Agreement shall be references to the Agreement as amended hereby.

         6. Entire Understanding. This Amendment constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. Neither this Amendment nor any provision hereof may be changed, waived, discharged, modified or terminated orally, but only by an instrument in writing signed by the parties required to be a party thereto pursuant to the Agreement.

         7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED IN ALL RESPECTS BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) AND ALL APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

         8. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same document, and shall be effective as of the date first above written.

         9. Severability. In the event that any part of this Amendment shall be found to be illegal or in violation of public policy, or for any reason unenforceable at law, such finding shall not invalidate any other part thereof.

         10. Reimbursement of Administrative Agent. Borrower shall reimburse the Administrative Agent for the reasonable fees and expenses of counsel for the Administrative Agent in connection with this Amendment.


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                  WITNESS the hand and seal of the parties hereto through their duly authorized officers, as of the date first above written.

                                 THE DIXIE GROUP, INC.



                                 By: /s/ Daniel K. Frierson
                                     ----------------------
                                     Daniel K. Frierson
                                     Chairman and CEO



                                 By: /s/ Gary A. Harmon
                                      --------------------
                                     Gary A. Harmon
                                     Vice President and Chief Financial Officer



                                 Attest:  /s/ Starr T. Klein
                                         ------------------------
                                         Starr T. Klein
                                         Secretary

                                        [CORPORATE SEAL]
Address:
The Dixie Group, Inc.
345-B Nowlin Lane
Chattanooga, Tennessee 37421
Attn: Mr. Gary A. Harmon

Telephone: (423) 510-7000
Facsimile: (423) 510-7015


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                                        SUNTRUST BANK, formerly known as
                                        SunTrust Bank, Atlanta, individually and
                                          as Administrative Agent



                                        By:/s/
                                           -------------------------------
                                           Title:





Address:
SunTrust Bank, Atlanta
303 Peachtree Street
Atlanta, Georgia  30308
Attn: Mr. Bradley J. Staples

Telephone:  (404) 230-5099
Facsimile:  (404) 575-2594

Payment Office:
25 Park Place, 23rd Floor
Atlanta, Georgia 30303


            [SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT]

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                                      BANK OF AMERICA, N.A., formerly known
                                      as Nationsbank, N.A., individually and as Documentation Agent



                                      By: /s/
                                          -----------------------
                                          Title:

Address:
100 North Tryon Street, 8th Floor
Charlotte, NC 28255
Attn: Mr. David Dinkins

Telephone:  (704) 386-2951
Facsimile:  (704) 386-1270


            [SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT]

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                                        SOUTHTRUST BANK, NATIONAL
                                            ASSOCIATION



                                        By:  /s/
                                           -------------------------------
                                            Title:

Address:
230 Fourth Avenue, 8th Floor
Nashville, TN  37219
Attn: Mr. Bradford Vieira

Telephone:  (615) 880-4115
Facsimile:  (615) 880-4004


            [SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT]

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                                               FIRST UNION NATIONAL BANK



                                               By: /s/
                                                   -------------------------
                                                   Title:

Address:
201 South College Street, CP-6
Charolette, NC 28288-0737
Attn: Mr. David Silander

Telephone:  (704) 383-5124
Facsimile:  (704) 374-4973



            [SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT]

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                                            THE CHASE MANHATTAN BANK



                                            By:  /s/
                                                -----------------------------
                                                Title:

Address:
1411 Broadway, 5th Floor
New York, NY 10018
Attn: Mr. James A. Knight

Telephone: (212) 403-5102
Facsimile: (212) 403-5112



            [SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT]